UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

TXP CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49743 (Commission File Number)	88-0443110 (IRS Employer Identification No.)

1299 Commerce Drive, Richardson, Texas 75081 Telephone No.: (214) 575-9300 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by TXP Corporation (the “Company”) in its Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 5, 2007, July 18, 2007 and September 11, 2007, on March 30, 2007 the Company consummated a Securities Purchase Agreement (the “Purchase Agreement”) with YA Global Investments, L.P., formerly known as Cornell Capital Partners, L.P. (“YA Global”), providing for the sale by the Company to YA Global of its 8% secured convertible notes in the aggregate principal amount of $5,000,000 (the “Notes”). Under the Purchase Agreement, the Company also issued to YA Global five-year warrants to purchase (i) 1,500,000 shares of common stock at a price equal to $0.60 per share; (ii) 1,000,000 shares of common stock at a price equal to $0.75 per share; (iii) 750,000 shares of common stock at a price equal to $0.85 per share; and (iv) 600,000 shares of common stock at a price equal to $1.00 per share.

In connection with the Purchase Agreement, on March 30, 2007 the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering 100% of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants within 30 days of receipt of written demand from YA Global (the “Scheduled Filing Date”).

On December 13, 2007, the Company and YA Global entered into Amendment No. 1 to the Purchase Agreement pursuant to which the second closing of $1,000,000 was revised from the date on which the Company files the Registration Statement to December 13, 2007. Accordingly, on December 13, 2007 the Company and YA Global completed the second closing in which the Company received gross proceeds in the amount of $1,000,000 and the Company issued to YA Global a Note in the principal amount of $1,000,000. In addition, the Company issued 48,781 shares of common stock to YA Global as an original issue discount which represents a number of shares equal to 2% of the second closing proceeds of $1,000,000 at a per share price equal to $0.41, which represents the fixed conversion price of the Notes.

Moreover, on December 13, 2007 the Company and YA Global entered into Amendment No. 1 to the Registration Rights Agreement pursuant to which the Scheduled Filing Date was revised to 180 calendar days from the second closing date of December 13, 2007.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investor is an accredited investor and/or qualified institutional buyer, the investor had access to information about the Company and its investment, the investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to the Securities Purchase Agreement dated as of December 13, 2007 by and between TXP Corporation and YA Global Investments, L.P.

10.2	Amendment No. 1 to the Registration Rights Agreement dated as of December 13, 2007 by and between TXP Corporation and YA Global Investments, L.P.

10.3	Secured Convertible Note of TXP Corporation issued to YA Global Investments, L.P. dated as of December 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Date: December 17, 2007	By:	/s/ Michael C. Shores
Michael C. Shores
Chief Executive Officer